EXHIBIT 21

                 Subsidiaries of U.S. Xpress Enterprises, Inc.
                        For Year Ended December 31, 1998

                              U.S. Xpress, Inc.
                              CSI/Crown, Inc.
                              Victory Express, Inc.
                              PST Vans, Inc.
                              U.S. Xpress Leasing, Inc.
                              Xpress Company Store, Inc.
                              Xpress Air, Inc.